SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) February 4, 2004



                             Charming Shoppes, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


                                  Pennsylvania
                                  ------------
                 (State or Other Jurisdiction of Incorporation)


      000-07258                                         23-1721355
      ---------                                         ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)


     450 Winks Lane, Bensalem, PA                                       19020
     ----------------------------                                       -----
(Address of Principal Executive Offices)                             (Zip Code)


                                 (215) 245-9100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

         On February 4, 2004, we issued a press release announcing that we have amended and restated our $300 million revolving credit facility effective as of January 29, 2004. The amended facility, which expires in August 2008, replaces our existing $300 million facility that was scheduled to expire in August 2004.

         The press release is attached as Exhibit 99.1 to this report. The Amended and Restated Loan and Security Agreement is attached as Exhibit 99.2.


Item 7.  Financial Statements and Exhibits.

         The Exhibit Index on page 3 of this report is incorporated herein by reference.






























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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHARMING SHOPPES, INC.
                                       ----------------------
                                           (Registrant)




Dated: February 4, 2004                By: /S/ ERIC M. SPECTER
                                       -----------------------
                                       Name: Eric M. Specter
                                       Title:  Executive Vice President and
                                       Chief Financial Officer


























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


                                  EXHIBIT INDEX

Exhibit. No.
------------

     99.1         Press Release dated February 4, 2004.

     99.2 Amended and Restated Loan and Security Agreement, dated January 29, 2004, by and among Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and FB Apparel, Inc. as Borrowers; and Charming Shoppes of Delaware, Inc as Borrower's Agent; and Congress Financial Corporation as Administrative Agent, Collateral Agent, and Joint Bookrunner; and J.P. Morgan Business Credit Corp. as Co-Documentation Agent, Joint Lead Arranger, and Joint Bookrunner; and Wachovia Bank, National Association, as Joint Lead Arranger; and Bank of America, N.A. and Fleet Retail Group, Inc. as Co-Documentation Agents; and the Financial Institutions Named Herein, as Lenders.


























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